InnerWorkings Announces Record Second Quarter 2012 Results

New Global Offering Drives Record Quarterly Revenue and 29% Year-Over-Year Growth

CHICAGO, IL August 9, 2012 — InnerWorkings, Inc. (NASDAQ: INWK), a leading global marketing supply chain company, today reported results for the three months ended June 30, 2012.

Quarterly Highlights:

•	Record revenue of $201.4 million, an increase of 29% compared to $155.6 million in the second quarter of 2011. Organic revenue growth in the quarter was 19%.

•	Non-GAAP Adjusted EBITDA was $11.9 million, an increase of 22% compared to $9.7 million in the year-earlier period. Please refer to the non-GAAP reconciliation table below for more information.

•	Net income was $4.5 million, an increase of 21% compared to $3.7 million in the year-earlier period. Excluding proceeds from the sale of Echo Global Logistics stock in both periods, earnings per diluted share in the second quarter of 2012 were $0.09 compared to $0.06 per diluted share in the second quarter of 2011. Please refer to the non-GAAP reconciliation table below for more information.

•	Year-over-year enterprise revenue growth of 30% and middle market revenue growth of 27%. Organic revenue from new enterprise accounts was a record $25.4 million in the second quarter.

"We achieved record revenue results for the seventh consecutive quarter, driven by the ramp from recent large enterprise wins and our success at expanding client relationships to new geographies,” said Eric D. Belcher, chief executive officer of InnerWorkings. “Further, we added talented new leaders in Brazil and EMEA and we continued to rapidly build out our Inside Sales division to accelerate the strong growth opportunities in front of us.”

Additional second quarter 2012 financial and operational highlights include the following:

•	75% of the Company's revenue was generated from sales to enterprise clients, with the remaining 25% derived from sales to middle market clients.

•	As of June 30, 2012, the Company had an outstanding balance of $73.0 million on its $150 million bank credit facility and retained cash and short-term investments of $12.8 million.

“The Company’s financial position is strong and continues to be supported by robust organic revenue growth,” said Joseph M. Busky, chief financial officer of InnerWorkings. “Despite the investments we are making to broaden the Company’s platform and support large new clients, both domestically and internationally, we remain well positioned to generate additional leverage as the year progresses.”

Outlook

The Company is maintaining its previously stated 2012 guidance of $780 million to $810 million in revenue and $0.42 to $0.45 in earnings per share.

Conference Call

A conference call will be broadcast live on Friday, August 10, 2012, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The live webcast discussion, which will include a Q&A session, will be hosted by Eric D. Belcher, Chief Executive Officer, and Joseph M. Busky, Chief Financial Officer.

To access the conference call by telephone, interested parties may dial (877) 771-7024. Interested parties are also invited to listen to the live webcast by visiting the Investor "Events & Presentations" section of InnerWorkings' website at investor.inwk.com/events.cfm. A replay of the webcast will be available later that day in the same section of the website.

About InnerWorkings

InnerWorkings, Inc. (NASDAQ: INWK) is a leading global marketing supply chain company servicing corporate clients across a wide range of industries. With proprietary technology, an extensive supplier network and deep domain expertise, the Company procures, manages and delivers printed materials and promotional products as part of a comprehensive outsourced enterprise solution. InnerWorkings is based in Chicago, IL, employs approximately 1,200 individuals, and maintains 44 global offices. Among the many industries InnerWorkings services are: retail, financial services, hospitality, non-profits, healthcare, food & beverage, broadcasting & cable, education, transportation and utilities.

For more information visit: www.inwk.com.

Non-GAAP Financial Measure

This press release includes the following financial measures defined as "non-GAAP financial measures" by the Securities and Exchange Commission:

•	Non-GAAP Adjusted EBITDA, which represents income from operations with the addition of depreciation and amortization and stock-based compensation expense, less any change in the fair value of contingent consideration liabilities;

•	Non-GAAP Adjusted Operating Cash Flow, which represents net cash provided by (used in) operating activities, excluding the adjustment for tax benefits arising from option exercises; and

•	Non-GAAP Earnings per Diluted Share, which represents earnings per diluted share, excluding the gain from the sale of Echo Global Logistics stock.

We believe that Non-GAAP Adjusted EBITDA , Non-GAAP Adjusted Operating Cash Flow and Non-GAAP Earnings per Diluted Share provide useful information to investors because they provide information about the estimated financial performance of the Company's ongoing business. Non-GAAP Adjusted EBITDA , Non-GAAP Adjusted Operating Cash Flow and Non-GAAP Earnings per Diluted Share are used by management in its financial and operational decision-making and evaluation of overall operating performance. Non-GAAP Adjusted EBITDA , Non-GAAP Adjusted Operating Cash Flow and Non-GAAP Earnings per Diluted Share may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For reconciliations of these non-GAAP financial measures to the nearest comparable GAAP measures, see "Reconciliation of Non-GAAP Adjusted EBITDA , Non-GAAP Adjusted Operating Cash Flow and Non-GAAP Earnings per Diluted Share” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the "Risk Factors" section of our most recently filed Form 10-K.

CONTACT:

Scott Kozak

InnerWorkings, Inc.

(312) 642-3700

skozak@inwk.com

SOURCE: InnerWorkings, Inc.

Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
Revenue	$155,611,981	$201,397,471	$300,792,673	$389,943,873
Cost of goods sold	119,269,983	153,551,408	231,122,765	300,704,427
Gross profit	36,341,998	47,846,063	69,669,908	89,239,446
Operating expenses:	23.4%	23.8%	23.2%	22.9%
Selling, general and administrative expenses	27,711,286	37,644,103	54,701,523	70,727,367
Depreciation and amortization	2,472,456	2,936,981	4,894,501	5,381,077
Preference claim charge	950,000	-	950,000	-
Income from operations	5,208,256	7,264,979	9,123,884	13,131,002
Total other income (expense)	476,830	(493,899)	863,458	(754,287)
Income before taxes	5,685,086	6,771,080	9,987,342	12,376,715
Income tax expense	1,985,077	2,296,680	3,496,981	4,214,627
Net income	$3,700,009	$4,474,400	$6,490,361	$8,162,088

Basic earnings per share	$0.08	$0.09	$0.14	$0.17
Diluted earnings per share	$0.08	$0.09	$0.13	$0.16

Weighted average shares outstanding, basic	46,433,846	48,617,646	46,281,531	47,904,961
Weighted average shares outstanding, diluted	48,419,650	50,706,956	48,375,616	50,554,642

Consolidated Balance Sheets

	December 31,	June 30,
	2011	2012

Cash and cash equivalents	$13,219,385	$11,971,416
Short-term investments	1,129,757	793,707
Accounts receivable, net of allowance for doubtful accounts	124,946,621	139,408,050
Unbilled revenue	28,318,751	33,512,456
Inventories	14,201,606	11,787,614
Prepaid expenses	11,066,451	11,288,934
Other current assets	15,605,267	21,308,976
Total long-term assets	249,165,348	251,253,468
Total assets	$457,653,186	$481,324,621

Accounts payable-trade	$102,290,443	$100,130,613
Other current liabilities	46,091,094	39,195,906
Revolving credit facility	60,000,000	73,000,000
Other long-term liabilities	67,769,862	66,107,784
Total stockholders' equity	181,501,787	202,890,318
Total liabilities and stockholders' equity	$457,653,186	$481,324,621

Cash Flow Data

	Six Months Ended June 30,
	2011	2012
Net cash provided by (used in) operating activities	4,876,247	(9,996,549)
Net cash used in investing activities	(9,100,882)	(7,247,738)
Net cash provided by financing activities	6,997,007	16,119,500
Effect of exchange rate changes on cash and cash equivalents	(56,215)	(123,182)
Increase (decrease) in cash and cash equivalents	2,716,157	(1,247,969)
Cash and cash equivalents, beginning of period	5,259,272	13,219,385
Cash and cash equivalents, end of period	$7,975,429	$11,971,416

Reconciliation of Adjusted EBITDA, Adjusted Operating Cash Flows and Adjusted Diluted earnings per share

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012

Operating income	$5,208,256	$7,264,979	$9,123,884	$13,131,002
Depreciation and amortization	2,472,456	2,936,981	4,894,501	5,381,077
Stock-based compensation expense	828,778	1,403,729	1,770,140	2,451,374
Preference claim charge	950,000	-	950,000	-
Change in fair value of contingent consideration	232,356	266,544	260,955	466,685
Adjusted EBITDA	$9,691,846	$11,872,233	$16,999,480	$21,430,138

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012

Net cash provided by (used in) operating activities	$(2,174,540)	$(2,523,911)	$4,876,247	$(9,996,549)
Excess tax benefit from exercise of stock awards *	288,705	3,283,275	288,705	7,447,068
Adjusted net cash provided by (used in) operating activities	$(1,885,835)	$759,364	$5,164,952	$(2,549,481)

* Represents a U.S. tax deduction in an amount equal to the excess of the market price of the stock on the date of exercise over exercise price.

	Three Months Ended June 30,
	2011	2012
Net income	$3,700,009	$4,474,400
Gain on sale of Echo shares, net of tax	(607,002)	(150,713)
Net income, excluding gain on sale of Echo shares	$3,093,007	$4,323,687

Weighted average shares outstanding, diluted	48,419,650	50,706,956

Adjusted Diluted EPS, excluding gain on sale of Echo Global Logistics Stock	$0.06	$0.09